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                         [KIRKLAND & ELLIS LETTERHEAD]

                                                                       Exhibit 8

                              September 26, 1995

Exide Corporation
1400 North Woodward Avenue
Bloomfield Hills, Michigan 48304

Re: Exide Corporation
    Registration Statement on Form S-4
    Registration No. 33-61961

Ladies and Gentlemen:


    We are acting as special counsel to Exide Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of up to $300,000,000 principal amount of the Company's 10% Senior Notes due 2005 pursuant to a Registration Statement on Form S-4 (Registration No. 33-61961) filed with the Securities and Exchange Commission (the "Commission") on August 21, 1995 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). Capitalized terms used herein that are not specifically defined have the same meaning as in the Registration Statement.

    We have examined the Prospectus, the Registration Statement and such other documents and such legal authorities as we have deemed relevant for purposes of expressing the opinion contained herein. Our opinion is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended through the date hereof, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures and existing judicial decisions. No tax rulings have been or will be sought from the IRS with respect to any of the matters discussed herein.

    Based on the foregoing, it is our opinion that the discussions set forth under the caption "Tax Considerations" in the Prospectus accurately reflect our views on the matters discussed therein and are based upon reasonable interpretations of existing law. There can be no assurance, however, that such views will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

    We hereby consent to the filing of this opinion with the Commission as
Exhibit 8 to the Registration Statement.
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Exide Corporation
September 26, 1995
Page 2






    This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion in the event of a change in law as a result of legislative action, judicial decision or otherwise.

    This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.



                                        Very truly yours,

                                        /s/ Kirkland & Ellis

                                        Kirkland & Ellis